As filed with the United States Securities and Exchange Commission on July 23, 2003

Registration No. 333-**

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ORTHOVITA, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2694857
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Great Valley Parkway

Malvern, PA 19355

(610) 640-1775

(Address of Principal Executive Offices)

Amended and Restated 1997 Equity Compensation Plan

(Full Title of the Plan)

Antony Koblish

Chief Executive Officer

Orthovita, Inc.

45 Great Valley Parkway

Malvern, PA 19355

(Name and Address of Agent for Service)

(610) 640-1775

(Telephone Number, Including Area Code, of Agent for Service)

Copy of all communications to:

Stephen A. Jannetta

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.01 par value per share	1,000,000	$3.36	$3,360,000	$271.83

(1)	This Registration Statement covers shares of the Registrant’s Common Stock which may be offered or sold pursuant to the Amended and Restated 1997 Equity Compensation Plan (the “Plan”), as amended on May 23, 2000, May 29, 2001, May 24, 2002 and June 12, 2003. The contents of three earlier registration statements (Registration Nos. 333-66681, 333-90981 and 333-100034) covering 850,000, 500,000 and 2,500,000 shares of common stock, respectively, under the Plan are incorporated by reference in this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Act”).
(2)	Estimated pursuant to Rule 457(c) and (h) promulgated under the Act solely for the purpose of calculating the registration fee, based upon the average high and low sales prices for a share of the Registrant’s Common Stock on July 18, 2003, as reported on the NASDAQ National Market.

INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to the General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 1,000,000 shares under the Registrant’s Amended and Restated 1997 Equity Compensation Plan, as amended. Pursuant to such Instruction E, the following documents previously filed with the Commission are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003, as amended by  Form 10-K/A filed on March 31, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 14, 2003;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2002;

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A Registration Statement filed with the Commission on June 24, 1998, including any amendment or reports filed for the purpose of updating such description;

(e) Form S-8 Registration Statement No. 333-66681 filed with the Commission on November 2, 1998;

(f) the Registrant’s Form S-8 Registration Statement No. 333-90981 filed with the Commission on November 15, 1999; and

(g) the Registrant’s Form S-8 Registration Statement No. 333-100034 filed with the Commission on September 24, 2002.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

EXPERTS

The consolidated financial statements of Orthovita, Inc. as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein from the Annual Report on Form 10-K of Orthovita, Inc. in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Orthovita, Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, incorporated by reference in this Registration Statement from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto.

Arthur Andersen LLP previously served as our independent accountants. Representatives of

Arthur Andersen LLP are not available to provide the consents required for the inclusion of their report on our consolidated financial statements for the year ended December 31, 2001 and for each of the two years in the period ended December 31, 2001 incorporated by reference into this Registration Statement and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports incorporated by reference in this Registration Statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to the circumstances involving Arthur Andersen LLP.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Numbers	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan, as amended through June 12, 2003 (1)

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

(1) Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 21, 2003.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on this 23rd day of July 2003.

ORTHOVITA, INC.

By:	/s/ ANTHONY KOBLISH
Antony Koblish Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of the 23rd day of July 2003 by or on behalf of the following persons in the capacities indicated.

Each person in so signing also makes, constitutes and appoints Antony Koblish, President, Chief Executive Officer and Director of Orthovita, and Joseph M. Paiva, Chief Financial Officer of Orthovita, and each of them acting alone, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission, any or all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ANTONY KOBLISH Antony Koblish	President, Chief Executive Officer and Director (principal executive officer)	July 23, 2003

/s/ JOSEPH M. PAIVA Joseph M. Paiva	Chief Financial Officer (principal financial and accounting officer)	July 23, 2003

/s/ DAVID FITZGERALD David Fitzgerald	Director	July 23, 2003

/s/ ROBERT M. LEVANDE Robert M. Levande	Director	July 23, 2003

/s/ MARY PAETZOLD Mary Paetzold	Director	July 23, 2003

/s/ JONATHAN T. SILVERSTEIN Jonathan T. Silverstein	Director	July 23, 2003

II-2